Exhibit 10.5

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is dated as of March 19, 2021 (this “Agreement”) and is between KKR Acquisition Holdings I Corp., a Delaware corporation (the “Company”), and the undersigned director and/or officer of the Company (“Indemnitee”).

Background

The Company believes that, in order to attract and retain highly competent persons to serve as directors or in other capacities, including as officers, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company.

The Company desires and has requested Indemnitee to serve as a director and/or officer of the Company and, in order to induce Indemnitee to serve as a director and/or officer of the Company, the Company is willing to grant Indemnitee the indemnification provided for herein. Indemnitee is willing to so serve on the basis that such indemnification be provided.

The parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses.

In consideration of Indemnitee’s service to the Company and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

Section 1.          Indemnification.

To the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), but subject to Section 6 and Section 18:

(a)          The Company shall indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any action, suit or proceeding (brought by or in the right of the Company or otherwise), whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity.

(b)          The indemnification provided by this Section 1 shall be from and against all loss and liability suffered and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals.

Section 2.          Advance Payment of Expenses. To the fullest extent permitted by the DGCL, and subject to Section 18, expenses (including attorneys’ fees) incurred by Indemnitee in appearing at, participating in or defending any action, suit or proceeding or in connection with an enforcement action as contemplated by Section 3(e), shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within 30 days after receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Company in respect thereof. No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Sections 6 and 7.

Section 3.          Procedure for Indemnification; Notification and Defense of Claim.

(a)          Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing of the commencement thereof. The failure to promptly notify the Company of the commencement of the action, suit or proceeding, or of Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent the Company is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent Indemnitee is entitled to indemnification.

(b)          With respect to any action, suit or proceeding of which the Company is so notified as provided in this Agreement, the Company shall, subject to the last two sentences of this paragraph, be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by Indemnitee has been previously authorized in writing by the Company. Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Company setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between the Company and Indemnitee with respect to a significant issue, then the Company will not be entitled, without the written consent of Indemnitee, to assume such defense, and, if the Company has already assumed such defense prior to receipt of such notice, Indemnitee will be entitled to take over such defense from the Company. In addition, the Company will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim against Indemnitee brought by or in the right of the Company.

(c)          To the fullest extent permitted by the DGCL, unless Indemnitee is ineligible for indemnification pursuant to Section 6, the Company’s assumption of the defense of an action, suit or proceeding in accordance with paragraph (b) above will constitute an irrevocable acknowledgement by the Company that any loss and liability suffered by Indemnitee and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith are indemnifiable by the Company under Section 1, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d)          The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Company’s receipt of a request for indemnification in accordance with Section 3(a). If the Company determines that Indemnitee is entitled to such indemnification or, as contemplated by paragraph (c) above, the Company has acknowledged such entitlement, the Company will make payment to Indemnitee of the indemnifiable amount within such 30-day period. If the Company is not deemed to have so acknowledged such entitlement or the Company’s determination of whether to grant Indemnitee’s indemnification request shall not have been made within such 30-day period, the requisite determination of entitlement to indemnification shall, subject to Section 6, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under the DGCL.

(e)          In the event that (i) the Company determines in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30-day period, or (iv) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification and/or benefits. In the event that advancement of expenses is not timely made in accordance with Section 2, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such advancement of expenses. Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company to the fullest extent permitted by the DGCL.

(f)          Subject to Sections 6 and 7, Indemnitee shall be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Sections 2 or 3, as the case may be. The Company shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless the Company overcomes such presumption by clear and convincing evidence.

Section 4.          Insurance and Subrogation.

(a)          The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of the coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if the Company otherwise determines in good faith that obtaining or maintaining such insurance is not in the best interests of the Company. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b)          Subject to Section 9(b), in the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy maintained by the Company. Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c)          Subject to Section 9(b), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and excise taxes or penalties relating to the Employee Retirement Income Security Act of 1974, as amended) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy other than an insurance policy maintained by an Indemnitee-related entity, contract, agreement or otherwise.

Section 5.          Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a)          The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, inquiry, hearing, preparation, prosecution, defense, mediation, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative, investigative or other, and whether made pursuant to federal, state or other law.

(b)          The term “by reason of the fact that Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c)          The term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amounts of judgments and fines or amounts paid in settlement.

(d)          The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).

Section 6.          Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a)          Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to any compulsory counterclaim brought by Indemnitee in response to an action, suit or proceeding otherwise indemnifiable under this Agreement or an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (which shall be governed by the provisions of Section 6(b)), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

(b)          Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in such action, suit or proceeding in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be provided to the fullest extent permitted by the DGCL), or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish his or her right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 6(b) is intended to limit the Company’s obligations with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 2.

(c)          Certain Exchange Act Claims. To indemnify Indemnitee in connection with any action, suit or proceeding made against Indemnitee for (i) disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act.

(d)          Fraud or Willful Misconduct. To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to have been knowingly fraudulent or constitute willful misconduct.

(e)          Prohibited by Law. To indemnify Indemnitee in any circumstance where such indemnification has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to be prohibited by law.

Section 7.          Certain Settlement Provisions. Notwithstanding any other provision herein to the contrary, the Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent. The Company shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee will unreasonably withhold his, her, its or their consent to any proposed settlement.

Section 8.          Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding (brought by or in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, from and against all loss and liability suffered and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

Section 9.          Contribution/Jointly Indemnifiable Claims.

(a)          In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of all of Indemnitee’s loss and liability suffered and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Sections 4(c), 6 or 7.

(b)          Given that certain jointly indemnifiable claims may arise due to the service of Indemnitee as a director and/or officer of the Company at the request of Indemnitee-related entities, the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to Indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery Indemnitee may have from Indemnitee-related entities. Under no circumstance shall the Company be entitled to any right of subrogation against or contribution by Indemnitee-related entities and no right of advancement, indemnification or recovery Indemnitee may have from Indemnitee-related entities shall reduce or otherwise alter the rights of Indemnitee or the obligations of the Company hereunder. In the event that any of Indemnitee-related entities shall make any payment to Indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against the Company, and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable Indemnitee-related entities effectively to bring suit to enforce such rights. The Company and Indemnitee agree that each of Indemnitee-related entities shall be third-party beneficiaries with respect to this Section 9(b), entitled to enforce this Section 9(b) as though each such Indemnitee-related entity were a party to this Agreement. For purposes of this Section 9(b), the following terms shall have the following meanings:

(i)          The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(ii)          The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which Indemnitee shall be entitled to indemnification or advancement of expenses from both Indemnitee-related entities and the Company pursuant to the DGCL or other comparable governing law, or any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other comparable organizational documents, of the Company or Indemnitee-related entities, as applicable.

Section 10.          Form and Delivery of Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt, or (d) sent by email transmission, with receipt of oral confirmation that such transmission has been received. Notice to the Company shall be directed to KKR Acquisition Holdings I Corp., Attention: General Counsel, email: general.counsel@kkr.com. Notice to Indemnitee shall be directed to, email: [].

Section 11.          Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under the certificate of incorporation of the Company, the bylaws of the Company, any provision of law, in any court in which a proceeding is brought, other agreements or otherwise, and Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee. No amendment or alteration of the Company’s certificate of incorporation or bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section 12.          No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director of the Company or in the employ of the Company. The indemnification and advancement of expenses provided under this Agreement shall continue as to Indemnitee even though he may have ceased to be a director or officer of the Company.

Section 13.          Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by the DGCL. If any part of this Agreement is found to be unenforceable, the rest of this Agreement will remain in full force and effect, and the unenforceable part will be reformed to give the greatest effect to provide indemnification to the Indemnitee.

Section 14.          Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 15.          Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. This Agreement may not be terminated by the Company without Indemnitee’s prior written consent. No failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or any other right hereunder.

Section 16.          Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of its business, equity or assets, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 17.          Exclusive Forum. The Company and Indemnitee hereby (i) irrevocably and unconditionally agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii)  irrevocably and unconditionally waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) irrevocably and unconditionally waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 18.          Waiver of Claims to Trust Account. Notwithstanding anything contained herein to the contrary, Indemnitee hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account established in connection with the Company’s initial public offering for the benefit of the Company and holders of shares issued in such offering, and hereby agrees not to seek recourse against such trust account for any reason whatsoever.  Accordingly, Indemnitee acknowledges and agrees that any indemnification payment provided hereto will only be able to be paid by the Company (i) if prior to a Business Combination, to the extent the Company has sufficient funds outside of the trust account to satisfy its obligations hereunder or (ii) on or after the date that the Company consummates a Business Combination, and in both cases such indemnification payment shall accrue and become due and payable immediately upon the occurrence of either event in clauses (i) and (ii).

Section 19.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 20.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart. Signatures transmitted electronically, including in portable document format (“.pdf”), shall be accepted as originals for all purposes of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 21.          Headings; Section References. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except as otherwise indicated, section references herein refer to sections of this Agreement.

[Remainder of Page Intentionally Left Blank; Signatures Follow]

This Agreement has been duly executed and delivered to be effective as of the date stated above.

KKR ACQUISITION HOLDINGS I CORP.

By
Name:	Glenn Murphy
Title:	Executive Chairman and Chief Executive Officer

INDEMNITEE:

Name:

INDEMNIFICATION AGREEMENT

[Signature Page to Indemnification Agreement]